AMENDMENT NO. 1 TO SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 1 to Second Amended and Restated Credit Agreement (this “Amendment”) dated as of August 28, 2007 is made by and among COVENANT ASSET MANAGEMENT, INC., a Nevada corporation (the “Borrower”), COVENANT TRANSPORTATION GROUP, INC. (formerly known as Covenant Transport, Inc.), a Nevada corporation and the owner of 100% of the issued and outstanding common stock of the Borrower (the “Parent”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Administrative Agent”), each of the Lenders signatory hereto and each of the Subsidiary Guarantors (as defined below) signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Parent, the Administrative Agent and the Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of December 21, 2006 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; the capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrower various revolving credit facilities, including a letter of credit facility and a swing line facility;

WHEREAS, the Parent has entered into the Parent Guaranty and certain Subsidiaries of the Parent (each a “Subsidiary Guarantor” and together the “Subsidiary Guarantors”) have entered into a Subsidiary Guaranty pursuant to which it has guaranteed certain or all of the obligations of the Borrower under the Credit Agreement and the other Loan Documents, and the Parent, the Borrower and the Subsidiary Guarantors have entered into various of the Security Instruments to secure their respective obligations and liabilities with respect to the Loans and the Loan Documents;

WHEREAS, the Borrower and the Parent have advised the Administrative Agent and the Lenders that it desires to amend certain provisions of the Credit Agreement, and the Administrative Agent and the Lenders signatory hereto are willing to effect such amendment on the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)	The existing definition of “Applicable Rate” in Section 1.02 is deleted in its entirety and the following is inserted in lieu thereof:

“ ‘Applicable Rate’ means, from time to time, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth below:

Applicable Rate

Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate Loans –––––––––– Letter of Credit Fee	Base Rate Loans
1	Less than 2.00x	0.175%	0.875%	0.000%
2	Greater than or equal to 2.00x but less than 2.50x	0.225%	1.125%	0.000%
3	Greater than or equal to 2.50x but less than 3.00x	0.300%	1.500%	0.250%
4	Greater than or equal to 3.00x but less than 3.50x	0.375%	1.875%	0.625%
5	Greater than or equal to 3.50x	0.500%	2.250%	1.000%

“Initially on the First Amendment Effective Date, the Applicable Rate shall be pricing level 4.  Thereafter, any change in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall be determined based upon the computation of the Consolidated Leverage Ratio set forth in the Compliance Certificate furnished to the Administrative Agent pursuant to Section 6.01(a)(ii) and Section 6.01(b)(ii), subject to review and approval of such computations by the Administrative Agent, and shall be effective commencing on the fifth Business Day following the date such Compliance Certificate is received until the fifth Business Day following the date on which a new Compliance Certificate is delivered or is required to be delivered, whichever shall first occur.  Notwithstanding the provisions of the two preceding sentences, if the Borrower shall fail to deliver any such Compliance Certificate within the time period required by Section 6.01, then the Applicable Rate shall be pricing level 5 from the date such Compliance Certificate was due until the fifth Business Day following the date the appropriate Compliance Certificate is so delivered.  In the event the Consolidated Leverage Ratio in any Compliance Certificate is later determined to have been inaccurate, the Applicable Rate shall be adjusted retroactively to the date of delivery of such inaccurate Compliance Certificate to the percentage corresponding to the correct Consolidated Leverage Ratio for that date, and such adjusted Applicable Rate shall be applicable for the same period as that period during which the Applicable Rate was incorrectly determined based on the original inaccurate Consolidated Leverage Ratio.”

(b)	The existing definition of “Borrowing Base” in Section 1.02 is amended by deleting the phrase “fiscal quarter” from the first line and inserting “monthly” in lieu thereof.

(c)
The existing definition of “Consolidated Fixed Charge Coverage Ratio” in Section 1.02 is amended by deleting the phrase “twenty-five percent (25%)” from the fifth line and inserting “twenty percent (20%)” in lieu thereof.

(d)	The existing definition of “Security Instrument” in Section 1.02 is deleted in its entirety and the following is inserted in lieu thereof:

“ ‘Security Instruments’ means, collectively, the Pledge Agreements, the Security Agreement (and any Security Joinder Agreement) and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower, the Parent or any Subsidiary of the Parent or of the Borrower or other Person shall grant or convey to the Administrative Agent for the benefit of the Credit Secured Parties a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations or any other obligation under any Loan Document.”

(e)	The following definitions are added to Section 1.02 in the appropriate alphabetical locations therein:

“ ‘Certificate-of-Title Collateral’ means all equipment and other collateral, if any, subject to the certificate-of-title statutes or regulations of any state to the extent that such statute or regulations provide for a security interest to be included on the certificates as a condition or result of perfection.

“ ‘First Amendment Effective Date’ means August 28, 2007.

“ ‘Net Cash Proceeds’ means with respect to any arrangement or arrangements permitted by Section 7.13, the excess of (i) proceeds from such arrangement or arrangements over (ii) the sum of (A) all out-of-pocket expenses incurred by the Borrower in connection with any such arrangement or arrangements, and (B) all taxes required to be paid or accrued as a consequence of such arrangement or arrangements.

“ ‘Sale Collateral’ means (i) the equipment, trailers and vehicles set forth on Schedule 1.02A, which currently constitute ‘assets held for sale’ on the balance sheet of the Borrower, and (ii) the equipment, trailers and vehicles set forth on Schedule 1.02B, which are intended to be removed from service and designated as ‘assets held for sale’ on the balance sheet of the Borrower within ninety (90) days of the First Amendment Effective Date in an amount not to exceed $7,000,000.

“ ‘Security Agreement’ means that certain Security Agreement dated as of the First Amendment Effective Date made by the Parent, the Borrower, and each other Loan Party in favor of the Collateral Agent for the benefit of the Credit Secured Parties, substantially in the form of Exhibit J attached hereto, as supplemented from time to by the execution and delivery of Security Joinder Agreements pursuant to Section 6.20 or otherwise.

“ ‘Security Joinder Agreement’ means each Security Joinder Agreement, substantially in the form thereof attached to the Security Agreement, executed and delivered by the Parent, the Borrower and any other Loan Party, as applicable, to the Collateral Agent pursuant to Section 6.20 or otherwise.”

(f)	The following Section 2.05(d) is inserted after Section 2.05(c):

“(d)           At any time the Borrower enters into any arrangement or arrangements permitted by Section 7.13 after the First Amendment Effective Date, the Borrower shall make a prepayment of the Outstanding Amount of the Revolving Loans in an amount equal to one hundred percent (100%) of Net Cash Proceeds from each such arrangement or arrangements.  Each such prepayment will be made within ten (10) Business Days of receipt of such Net Cash Proceeds and upon not less than five (5) Business Days’ prior written notice to the Administrative Agent, which notice shall include a certificate of a Responsible Officer of the Borrower setting forth in reasonable detail the calculations utilized in computing the Net Cash Proceeds of such arrangement or arrangements.  Each such prepayment shall be applied  to the Revolving Loans of the Lenders in accordance with their respective Applicable Percentage and shall automatically reduce the Aggregate Commitment of each Lender according to it Applicable Percentage.”

(g)	Section 4A.01 is deleted in its entirety and the following is inserted in lieu thereof:

“4A.01    Security. As security for the full and timely payment and performance of all Obligations, the Borrower shall, and shall cause all other Loan Parties to, on or before the Closing Date (and in the case of any security interest granted pursuant to the Security Agreement, subject to Section 6.22, on or before the First Amendment Effective Date), do or cause to be done all things necessary in the opinion of the Administrative Agent and its counsel to grant to the Collateral Agent for the benefit of the Credit Secured Parties a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws).”

(h)	Section 4A.04 is deleted in its entirety and the following is inserted in lieu thereof:

“4A.04    Information Regarding Collateral.  The Borrower represents, warrants and covenants that (i) the chief executive office of the Borrower and each other Loan Party (each, a “Grantor”) at the First Amendment Effective Date is located at the address or addresses specified on Schedule 4A.04, and (ii) Schedule 4A.04 contains a true and complete list of (a) the exact legal name, jurisdiction of formation, and address of each Grantor, (b) the exact legal name, jurisdiction of formation, and each location of the chief executive office of each Grantor at any time since December 1, 1999, and (c) each trade name, trademark or other trade style used by any Grantor since August 1, 2002 and the purposes for which it was used.  Borrower shall not change, and shall not permit any other Grantor to change, its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office, or use or permit any other Grantor to use, any additional trade name, trademark or other trade style, except upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent and the Collateral Agent and taking or causing to be taken all such action at Borrower’s or such other Grantor’s expense as may be reasonably requested by the Administrative Agent or the Collateral Agent to perfect or maintain the perfection of the Lien of the Collateral Agent in Collateral.”

(i)           Section 6.01(e) is deleted in its entirety and the following is inserted in lieu thereof:

“(e)           as soon as practical and in any event within fifteen (15) days after the end of each month, the Borrower shall deliver to the Administrative Agent and each Lender a Borrowing Base Certificate in the form of Exhibit I;”

(j)           Section 6.20 is deleted in its entirety and the following is inserted in lieu thereof:

“6.20    New Subsidiaries.  Simultaneously with the acquisition or creation of any Subsidiary of the Borrower or the Parent, the Borrower and the Parent shall cause to be delivered to the Administrative Agent and the Collateral Agent (or to either of them as may be specified) each of the following:

“(a)           to the Administrative Agent, if such Subsidiary is a Domestic Subsidiary, a Subsidiary Guaranty Joinder Agreement executed by such Subsidiary;

“(b)           to the Administrative Agent, a Security Joinder Agreement executed by such Subsidiary;

“(c)           if the Subsidiary Securities issued by such Subsidiary that are, or are required to become, Pledged Interests, shall be owned by the Borrower or by a Subsidiary of the Parent or the Borrower who has not then executed and delivered to the Collateral Agent a Pledge Agreement granting a Lien to the Collateral Agent, for the ratable benefit of the Credit Secured Parties, in such equity interests, a Pledge Joinder Agreement or a Pledge Agreement, as applicable, executed by the Borrower or by the Subsidiary that directly owns such Subsidiary Securities, with appropriate conforming changes (or, as to the Pledged Interests issued by any Direct Foreign Subsidiary of the Borrower or the Parent, in a form acceptable to the Administrative Agent and the Collateral Agent), and if such Subsidiary Securities shall be owned by the Parent or a Subsidiary of the Parent who has previously executed a Pledge Agreement or Pledge Joinder Agreement, a Pledge Agreement Supplement in the form required by such Pledge Agreement pertaining to such Subsidiary Securities;

“(d)           to the Collateral Agent, if the Pledged Interests issued by such Subsidiary constitute securities under Article 8 of the Uniform Commercial Code (i) the certificates representing 100% of such Subsidiary Securities and (ii) duly executed, undated stock powers or other appropriate powers of assignment in blank affixed thereto;

“(e)           (i) Uniform Commercial Code financing statements on form UCC-1 or otherwise duly executed by the pledgor as ‘Debtor’ and naming the Collateral Agent, for the benefit of the Credit Secured Parties, as ‘Secured Party,’ in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and the Collateral Agent and its special counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Collateral Agent, for the benefit of the Credit Secured Parties, the Lien on such Subsidiary Securities; (ii) if the Pledged Interests issued by such Subsidiary do not constitute securities and such Subsidiary has not elected to have such interests treated as securities under Article 8 of the applicable Uniform Commercial Code, a control agreement sufficient to confer control (within the meaning of Section 9-106 of the Uniform Commercial Code), and otherwise in form and substance acceptable to the Collateral Agent; and (iii) such other Uniform Commercial Code financing statements, control agreements, or other documents as are required to perfect, or to confer first priority status upon, the security interest of the Secured Parties in any Collateral, including without limitation, with respect to Certificate-of-Title Collateral, certificates of title by the registrar of motor vehicles or other appropriate authority in the applicable jurisdiction (including any notation or other indication of the security interest), as requested by the Collateral Agent;

“(f)           an opinion of counsel to such Subsidiary dated as of the date of delivery of the Subsidiary Guaranty and other Loan Documents provided for in this Section 6.20 and addressed to the Administrative Agent, the Collateral Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent and the Collateral Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 4.01(a)); and

“(g)           current copies of the Organizational Documents of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents or applicable law, of the shareholders, members or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 6.20.”

(k)	The following Section 6.22 is inserted after Section 6.21:

“6.22    Post-Amendment Action.  Within ninety (90) days (or such longer period as the Administrative Agent and the Collateral Agent shall agree) following the First Amendment Effective Date, the Borrower shall complete all other actions, recordings and filings (including the making of any notation or other indication of security interest on any certificate of title by the registrar of motor vehicles or other appropriate authority in the applicable jurisdiction) with respect to the Security Agreement that the Administrative Agent or the Collateral Agent may deem necessary or desirable in order to perfect the Liens on the Certificate-of-Title Collateral; provided that, with respect to the Sale Collateral, within one hundred eighty (180) days of the First Amendment Effective Date, the Borrower shall comply with the requirements of this provision with respect to any Sale Collateral which has not been sold or transferred during such period.”

(l)	Section 7.01 is deleted in its entirety and the following is inserted in lieu thereof:

“7.01    Financial Covenants.

“(a)           Consolidated Tangible Net Worth.  Permit Consolidated Tangible Net Worth to be less than (i) $115,000,000 from the First Amendment Effective Date until (but excluding) the last day of the fiscal quarter that includes the First Amendment Effective Date (the “First Amendment Quarter”), and (ii) as at the last day of each fiscal quarter of the Parent ending after the First Amendment Effective Date and until (but excluding) the last day of the next following fiscal quarter of the Parent, the sum of (A) the amount of Consolidated Tangible Net Worth required to be maintained pursuant to this Section 7.01(a) as at the end of the immediately preceding fiscal quarter (or, in the case of the First Amendment Quarter, required to be maintained as of the First Amendment Effective Date), plus (B) 50% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Parent ending on such day (including within “Consolidated Net Income” certain items otherwise excluded, as provided for in the definition of “Consolidated Net Income”), plus (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Parent resulting from the issuance, sale or exchange of equity securities or other capital investments.

“(b)           Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any Four-Quarter Period ending during the periods set forth below at any time to be greater than the ratio set forth below opposite each such period:

Date of Determination	Consolidated Leverage Ratio
First Amendment Effective Date through June 29, 2008	4.00 to 1.00
June 30, 2008 through December 30, 2009	3.50 to 1.00
December 31, 2009 and at all times thereafter	3.25 to 1.00

“(c)           Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any Four-Quarter Period ending during the periods set forth below at any time to be less than the ratio set forth below opposite each such period:

Date of Determination	Consolidated Fixed Charge Coverage Ratio
First Amendment Effective Date through June 29, 2008	1.00 to 1.00
June 30, 2008 through December 30, 2009	1.15 to 1.00
December 31, 2009 and at all times thereafter	1.25 to 1.00”

(m)	Section 7.02 is deleted in its entirety and the following is inserted in lieu thereof:

“7.02    Acquisitions.  Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, provided that the Borrower, the Parent and the Subsidiaries shall be permitted to enter into any such agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, if after giving pro forma effect to such Acquisition and any transaction related thereto, the Consolidated Leverage Ratio is less than or equal to 2.75 to 1.00, so long as (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are closely related to one or more line or lines of business conducted by the Borrower, the Parent, or its Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition, (iii) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Parent or a wholly-owned Subsidiary of the Parent, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Parent or a wholly-owned Subsidiary of the Parent), and (iv) after giving effect to such Acquisition, the aggregate Costs of Acquisition incurred in any Fiscal Year (on a noncumulative basis, with the effect that amounts not incurred in any Fiscal Year may not be carried forward to a subsequent period) shall not exceed twenty percent (20%) of Consolidated Total Assets as of the end of the immediately preceding Fiscal Year.”

(n)	Section 7.04(d) is deleted in its entirety and the following is inserted in lieu thereof:

“(d)           purchase money Indebtedness not to exceed an aggregate outstanding principal amount at any time equal to the sum of (1) $40,000,000 plus (2) the aggregate amount of reductions of the Aggregate Commitments pursuant to Section 2.06 on and after the First Amendment Effective Date;”

(o)	Section 7.08 is deleted in its entirety and the following is inserted in lieu thereof:

“7.08    Restricted Payments.  Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing, other than the following, (i) Permitted Share Repurchases and (ii) cash dividends declared by the board of directors of the Parent and paid thereby to its stockholders; provided that the sum of (i) and (ii) from the Closing Date until the Maturity Date, shall not exceed the sum of $25,000,000 plus 50% of the Consolidated Net Income for each fiscal quarter commencing with the fiscal quarter ending December 31, 2006 (such amount reduced by 100% of the amount of any negative Consolidated Net Income during any such period); providedfurther that at the time of making such Restricted Payment and after giving pro forma effect thereto and any related transaction, the Consolidated Leverage Ratio is less than or equal to 2.75 to 1.00.”

(p)           Section 7.13 is deleted in its entirety and the following is inserted in lieu thereof:

“7.13    Limitations on Sales and Leasebacks.  Subject to Section 2.05(d), enter into any arrangement or arrangements with any Person providing for the leasing by the Borrower, the Parent or any Subsidiary of either of real or personal property, whether now owned or hereafter acquired in a single transaction or series of related transactions, which has been or is to be sold or transferred by the Borrower, the Parent or any of their Subsidiaries to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower, the Parent or any of their Subsidiaries, in connection with (i) the Synthetic Lease Obligations, (ii) any sale and leaseback arrangement relating to the real property where the present value (calculated at a reasonable discount rate acceptable to the Administrative Agent) of the aggregate amount of all future lease payments incurred, acquired or assumed by the Borrower, the Parent or any of their Subsidiaries does not at any time exceed $60,000,000 less the sum of (A) the outstanding principal amount of all Indebtedness secured by real property and (B) the outstanding principal amount of all Indebtedness arising under Synthetic Lease Obligations, and (iii) the truck and trailer leasing program in an aggregate amount not to exceed in any Fiscal Year the sum of (A) $25,000,000 plus (B) 50% of the aggregate amount of Consolidated Net Income for each fiscal quarter commencing with the fiscal quarter ended December 31, 2006 (such amount reduced by 100% of the amount of any negative Consolidated Net Income during any such fiscal quarter), as presently conducted and disclosed to the Administrative Agent and Lenders and hereafter conducted in accordance with such past practices; provided that not later than ten (10) Business Days prior to any additional truck or trailer sale and leaseback occurring after the First Amendment Effective Date, the Parent and the Borrower shall deliver (1) an adjusted Borrowing Base Certificate giving pro forma effect to such sale and leaseback, and (2) a Compliance Certificate of a Responsible Officer demonstrating (x) pro forma compliance with the financial covenants contained in Sections 7.01(a) and (c), and (y) the Consolidated Leverage Ratio is less than or equal to 2.75 to 1.00, the covenant calculations in which shall be determined on a historical pro forma basis as of the Four-Quarter Period most recently ended and shall give pro forma effect to all lease payments incurred, acquired or assumed in connection with such transaction calculated as if all such lease payments had been incurred as of the first day of such Four-Quarter Period.”

(q)	Section 9.10 is deleted in its entirety and the following is inserted in lieu thereof:

“9.10    Collateral and Guaranty Matters.  The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

“(a)           to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

“(b)           to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.03(f), (g), (h) or (i);

“(c)           to release any Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

“(d)           on or after the date on which a Compliance Certificate is delivered by the Borrower pursuant to Section 6.01(a)(ii) or 6.01(b)(ii) which evidences that the Consolidated Leverage Ratio for the corresponding fiscal quarter is, and for the immediately two preceding fiscal quarters was, less than or equal to 2.00 to 1.00, to release the Liens on the Certificate-of-Title Collateral granted to or held by the Administrative Agent under the Loan Documents.

“Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.10.”

(r)	Section 10.01(g) is deleted in its entirety and the following is inserted in lieu thereof:

“(g)           release all or substantially all of the Guarantors, or, notwithstanding Section 9.10(d), release all or substantially all of the Collateral in any transaction or series of transactions without the written consent of each Lender;”

(s)	Schedules 1.02A and 1.02B to the Credit Agreement attached hereto as Annex I and Annex II, respectively, are inserted after Schedule 1.02.

(t)	Schedule 4A.04 to the Credit Agreement is deleted in its entirety and Schedule 4A.04 attached hereto as Annex III is inserted in lieu thereof.

(u)	Exhibit D to the Credit Agreement is deleted in its entirety and Exhibit D attached hereto as Annex IV is inserted in lieu thereof.

(v)	Exhibit J to the Credit Agreement attached hereto as Annex V is inserted after the last page of Exhibit I.

        2.           Conditions Precedent.  This Amendment and the amendments to the Credit Agreement provided in Paragraph 1 shall be effective as of the date hereof upon the satisfaction of the following conditions precedent:

(a)           The Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i)           a counterpart of this Amendment and the Security Agreement, duly executed by the Parent, the Borrower, the Administrative Agent, each Subsidiary Guarantor, and each of the Lenders;

(ii)           Uniform Commercial Code search results showing only those Liens as are acceptable to the Administrative Agent and the Collateral Agent;

(iii)           proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent and the Collateral Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement;

(iv)           evidence of the completion of all other actions, recordings and filings (except for any notation or other indication of security interest on any certificate of title by the registrar of motor vehicles or other appropriate authority in the applicable jurisdiction with respect to Liens on the Certificate-of-Title Collateral to be completed pursuant to Section 6.22) of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby;

(v)           a favorable opinion of Scudder Law, P.C., L.L.O., counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as the Administrative Agent or the Required Lenders may reasonably request;

(vi)           such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably request.

(b)           The Borrower shall have paid the fees in the amounts and at the times specified in the letter agreement, dated as of August 16, 2007, among the Borrower, the Parent and the Administrative Agent.

(c)           All fees and expenses payable to the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent) accrued to date shall have been paid in full to the extent invoiced prior to or on the effective date of this Amendment, but without prejudice to the later payment of accrued fees and expenses not so invoiced.

3.           Consent of the Guarantors.

(a)
The Parent.  The Parent has joined in the execution of this Amendment for the purposes of consenting hereto and for the further purpose of confirming its guaranty of the Obligations of the Borrower pursuant to the Parent Guaranty to which the it is a party, and its obligations under each other Loan Document to which it is a party.  The Parent hereby consents, acknowledges and agrees to the amendments to the Credit Agreement set forth herein and hereby confirms and ratifies in all respects the Parent Guaranty and each other Loan Document to which it is a party and the enforceability of such Parent Guaranty and each such other Loan Document against the Parent in accordance with its terms.

(b)
Subsidiary Guarantors. Each of the Subsidiary Guarantors has joined in the execution of this Amendment for the purposes of consenting hereto and for the further purpose of confirming its guaranty of the Obligations of the Borrower pursuant to the Subsidiary Guaranty to which such Subsidiary Guarantor is party, as applicable, and its obligations under each other Loan Document to which it is a party.  Each Subsidiary Guarantor hereby consents, acknowledges and agrees to the amendments to the Credit Agreement set forth herein and hereby confirms and ratifies in all respects the Subsidiary Guaranty and each other Loan Document to which such Subsidiary Guarantor is a party and the enforceability of such Subsidiary Guaranty and each such other Loan Document against such Subsidiary Guarantor in accordance with its terms.

4.           Representations and Warranties.  In order to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, each of the Parent and the Borrower represent and warrant to the Administrative Agent and such Lenders as follows:

(a)            The representations and warranties made by the Parent and the Borrower in Article V of the Credit Agreement (after giving effect to this Amendment) and by each Loan Party in each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

(b)            Since the date of the most recent financial reports of the Parent delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

(c)            The Persons appearing as Guarantors on the signature pages to this Amendment constitute all Persons who are required (as of the date hereof) to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date as a result of any merger, acquisition or other reorganization, has executed and delivered a Subsidiary Guaranty;

(d)            This Amendment has been duly authorized, executed and delivered by the Parent, the Borrower and the Subsidiary Guarantors party hereto and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(e)            No Default or Event of Default, other than those addressed herein, has occurred and is continuing immediately prior to the effectiveness of this Amendment and no Default or Event of Default is continuing immediately after the effectiveness of this Amendment.

   5.           Entire Agreement.  This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.  No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no party hereto has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other.  None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except as permitted pursuant to Section 10.01 of the Credit Agreement.

6.           Full Force and Effect of Amendment.  Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects by each party hereto and shall be and remain in full force and effect according to their respective terms.

7.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as a manually executed counterpart of this Amendment.

8.           Governing Law.  This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the state of Tennessee.

9.           Enforceability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10.           References.  All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

11.           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Parent, the Borrower, the Administrative Agent and each of the Subsidiary Guarantors and Lenders, and their respective successors, assigns and legal representatives; provided, however, that neither the Parent, the Borrower nor any Subsidiary Guarantor, without the prior consent of the Required Lenders, may assign any rights, powers, duties or obligations hereunder.

12.           Expenses.  The Parent and the Borrower agree to pay to the Administrative Agent all reasonable out-of-pocket expenses of the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent) incurred or arising in connection with the negotiation and preparation of this Amendment.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

COVENANT ASSET MANAGEMENT, INC., a Nevada corporation

By:	/s/ Joey B. Hogan
Name:	Joey B. Hogan
Title:	Vice President

PARENT:

COVENANT TRANSPORTATION GROUP, INC., a Nevada corporation

By:	/s/ Joey B. Hogan
Name:	Joey B. Hogan
Title:	Senior Executive Vice President, Chief Operating Officer

Covenant Asset Management, Inc.
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Page

SUBSIDIARY GUARANTORS:

COVENANT TRANSPORT, INC.

By:	/s/ Joey B. Hogan
Name:	Joey B. Hogan
Title:	President and Chief Operating Officer

SOUTHERN REFRIGERATED TRANSPORT, INC.

By:	/s/ Joey B. Hogan
Name:	Joey B. Hogan
Title:	Vice President

HAROLD IVES TRUCKING CO.

By:	/s/ Joey B. Hogan
Name:	Joey B. Hogan
Title:	Vice President

COVENANT.COM, INC.

By:	/s/ Joey B. Hogan
Name:	Joey B. Hogan
Title:	Vice President

CIP, INC.

By:	/s/ Joey B. Hogan
Name:	Joey B. Hogan
Title:	Vice President

COVENANT TRANSPORT SOLUTIONS, INC.

By:	/s/ Joey B. Hogan
Name:	Joey B. Hogan
Title:	Vice President

Covenant Asset Management, Inc.
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Page

STAR TRANSPORTATION, INC.

By:	/s/ Joey B. Hogan
Name:	Joey B. Hogan
Title:	Vice President

Covenant Asset Management, Inc.
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anne M. Zeschke
Name:	Anne M. Zeschke
Title:	Assistant Vice President

Covenant Asset Management, Inc.
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Phillip J. Lynch
Name:	Phillip J. Lynch
Title:	Vice President

Covenant Asset Management, Inc.
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Page

SUNTRUST BANK

By:	/s/ Kap Yarbrough
Name:	Kap Yarbrough
Title:	Vice President

Covenant Asset Management, Inc.
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Page

NATIONAL CITY BANK

By:	/s/ Kevin L. Anderson
Name:	Kevin L. Anderson
Title:	Sr. Vice President

Covenant Asset Management, Inc.
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Page

BRANCH BANKING AND TRUST COMPANY

By:	/s/ R. Andrew Beam
Name:	R. Andrew Beam
Title:	Senior Vice President

Covenant Asset Management, Inc.
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Page

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Robert T. Lusk
Name:	Robert T. Lusk
Title:	Senior Vice President

Covenant Asset Management, Inc.
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Page

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Chris Hursey
Name:	Chris Hursey
Title:	Vice President

Covenant Asset Management, Inc.
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Page

REGIONS BANK, SUCCESSOR BY MERGER TO AMSOUTH BANK

By:	/s/ W. Walter Robinson
Name:	W. Walter Robinson
Title:	Senior Vice President

Covenant Asset Management, Inc.
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Page

SOVEREIGN BANK

By:	/s/ Brian Gallagher
Name:	Brian Gallagher
Title:	SVP

Covenant Asset Management, Inc.
Amendment No. 1 to Second Amended and Restated Credit Agreement
Signature Page

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